IDS LIFE INSURANCE COMPANY OF NEW YORK

                                POWER OF ATTORNEY

City of Albany

State of New York

The undersigned, as a director or officer of IDS Life Insurance Company of New York on behalf of the below listed registrant, which have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                                   1933 Act        1940 Act
                                                                                  Reg. Number     Reg. Number
IDS Life of New York 4, 5, 6, 9, 10, 11, 12, 13 and 14                              33-52567      811-3500

IDS Life of New York Employee Benefit Annuity (EBA-NY)

     IDS Life of New York Flexible Annuity (Flex-NY)                                 33-4174      811-3500
     IDS Life of New York Variable Retirement and Combination                        2-78194      811-3500
     Retirement Annuity (CRA-NY)

IDS Life of New York Flexible Portfolio Annuity Account                            333-03867     811-07623

     IDS Life of New York Flexible Portfolio Annuity (FPA-NY)

IDS Life of New York Account 8                                                      33-15290      811-5213

     IDS Life of New York Variable Universal Life Insurance (VUL-NY)
     IDS Life of New York Variable Universal Life Insurance (VUL3-NY)              333-44644      811-5213
     IDS Life of New York Survivorship Variable Life Insurance                     333-42257      811-5213
     (V2D-NY)
     IDS Life of New York Succession Select Variable Life Insurance                333-42257      811-5213
     (SUCS-NY)
     IDS Life of New York Variable Universal Life IV/                              333-69777      811-5213
     Variable Universal Life IV - Estate Series

IDS Life of New York Account SBS                                                    33-45776      811-6560

     Symphony Annuity (SYMPHONY-NY)

IDS Life of New York Account 7                                                      33-10334      811-4913

     Salomon Smith Barney LifeVest(SM) - New York (SSB-SPVL-NY)

IDS Life of New York Variable Annuity Account                                      333-91691     811-07623

     American Express Retirement Advisor Variable Annuity(R)(RAVA-NY)
     American Express Retirement Advisor Advantage(SM) Variable Annuity/
     American Express Retirement Advisor Select(SM) Variable Annuity

hereby constitutes and appoints Eric L Marhoun, Timothy S. Meehan, Mary Ellyn Minenko, James M. Odland, Teresa J.Rasmussen, H. Bernt von Ohlen and Susan Wold or any one of them, as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith) other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.


Dated the 5th day of November 2002.



/s/  Stephen M. Lobo
---------------------
     Stephen M. Lobo
     Vice President and Treasurer